MAPLES and CALDER
                               Cayman Europe Asia




                                                    Effective as at 23 July 2003



Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM2939
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton HM08
Bermuda


Dear Sirs

Scottish Annuity & Life Holdings, Ltd. (the "Company")

We have acted as counsel as to Cayman Islands law to the Company in connection with the proposed registration of 8,000,000 shares (the "Firm Shares") of ordinary shares, par value US$0.01 per share and, to cover over-allotments in connection with the sale of the Firm Shares, an additional 1,200,000 shares (the "Additional Shares", which together with the Firm Shares shall be referred to as the "Transaction Shares") with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act").

1    DOCUMENTS REVIEWED

We have reviewed such documents as we deem necessary to give this opinion, including originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 November, 1998 as amended by special resolution passed on 14 December, 2001;

1.2 the written resolutions of the Board of Directors of the Company dated 2 July, 2003 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3 the Company's registration statement on Form S-3 (File No. 333-104545) and amendments thereto (the "Registration Statement");



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                                 Cayman Islands
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1.4  the prospectus dated 24 April, 2003 and the prospectus supplement dated 17
     July, 2003 for the registrations under the Securities Act 1933, as amended, of the Transaction Shares (together, the "Prospectus);

1.5 the Underwriting Agreement dated 17 July, 2003 between the Company and Bear, Stearns & Co. Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Keefe, Bruyette & Woods, Inc. and Putnam Lovell NBF Securities Inc. as representatives on behalf of the Underwriters named in Schedule 1 thereto (the "Underwriting Agreement");

1.6 a Certificate of Good Standing issued by the Registrar of Companies (the "Certificate of Good Standing"); and

1.7 a certificate from a Director of the Company the form of which is annexed hereto (the "Director's Certificate").

2    ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Registration Statement filed by the Company to effect the registration of the Transaction Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission;

2.2 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.3  all signatures, initials and seals are genuine;

2.4 the power, authority and legal right of all parties under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the documents mentioned in the Registration Statement;

2.5 no exceptional circumstances exist which give rise to the lifting of the corporate veil;

2.6 no invitation to subscribe for the Transaction Shares has been made to the public of the Cayman Islands;

2.7 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no



               Telephone: (345) 949 8066 Facsimile: (345) 949 8080
                        Email: info@maplesandcalder.com
                             www.maplesandcalder.com


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     independent investigation of the laws of New York or the federal laws of the United States of America.

3    OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2 The issue of the Transaction Shares is duly authorized and, when the Transaction Shares are issued and delivered in accordance with the Memorandum and Articles of Association of the Company and the Underwriting Agreement against payment of the consideration therefor as provided therein and having a value not less than par value, the Transaction Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.3 Under the laws of the Cayman Islands, the liability of a holder of Transaction Shares will be limited to the amount, if any, unpaid on such shares and a holder of Transaction Shares will have no personal liability for the debts or obligations of the Company solely by reason of holding Transaction Shares.

We express no view as to the commercial terms of the documents mentioned in the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to the representations which may be made by the Company.

This opinion is given as of 23 July 2003 and may not be relied upon as of any later date. This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent. We consent to the filing of our opinion as Exhibit 5.1 to this Form 8-K, which will be incorporated by reference into the Registration Statement on Form S-3 (File No. 333-104545) of the Company.


Yours faithfully,

/s/ Maples and Calder

MAPLES and CALDER



               Telephone: (345) 949 8066 Facsimile: (345) 949 8080
                        Email: info@maplesandcalder.com
                             www.maplesandcalder.com

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                     Scottish Annuity & Life Holdings, Ltd.
                                 P.O. Box HM2939
                            Crown House, Third Floor
                               4 Par-la-Ville Road
                                 Hamilton HM 12
                                     Bermuda

                                                                 22 July, 2002

Maples and Calder
P.O. Box 309GT
Ugland Church Street
George Town
Grand Cayman
Cayman Islands

Dear Sirs,

             Scottish Annuity & Life Holdings, Ltd. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1. The Memorandum and Articles of Association of the Company as amended and restated on 12 November, 1998 remain in full force and effect and are unamended save as amended by special resolutions dated 14 December, 2001 and 2 May, 2002.

2. The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Underwriting Agreement.

3. The written resolutions of the board of directors dated 2 July, 2003 (the "Resolutions") were duly passed in the manner prescribed in the Articles of Association.

4. The authorised share capital of the Company is US$1,500,000 divided into 100,000,000 ordinary shares of US$0.01 par value each and 50,000,000 preferred shares of US$0.01 par value each. The issued share capital of the Company is 27,370,542 shares of US$0.01 each, which have been issued and are fully paid up. No preferred shares have been issued.


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5.   The Underwriting Agreement has been duly executed and delivered by a director of the Company

6. The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Underwriting Agreement.

7. The resolutions set forth in the minutes of the Meeting were duly adopted, are in full force and effect at the date hereof and have not been amended, varied of revoked in any respect.

8. The directors of the Company at the date of the Board Meeting and at the date hereof were and areas follows: Michael French, Scott Willkomm; Michael Austin, William Caulfield-Browne, Robert Chmely, Hazel O'Leary, Glenn Schafer, Khanh Tran and Lord Norman Lamont.

9. The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

10. Prior to, at the time of, and immediately following execution of the Underwriting Agreement the Company was able to pay its debts as they fell due and entered into the Underwriting Agreement for proper value and not with an intention to defraud or hinder its creditors or by way of fraudulent preference.

11. Each director considers the transactions contemplated by the Underwriting Agreement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of this Opinion.

12.  To the best of my knowledge and belief, having made due, inquiry;

12.1 the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction;

12.2 none of the directors or shareholders have taken any steps to have the Company struck off or placed in liquidation;

12.3 no steps have been taken to wind up the Company; and

12.4 no receiver has been appointed over any of the Company's property or assets.


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13.  The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely an this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:  /s/ Scott E. Willkomm
            ------------------------------
            Scott E. Willkomm